   As filed with the Securities and Exchange Commission on January 15, 1999
                                                    Registration Nos. 333-

                                                                 333-      -01
                                                                 333-      -02
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                        HOUSTON INDUSTRIES INCORPORATED
                                  HI Trust I
                                  HI Trust II
(Exact name of each registrant as specified in its charter or trust agreement)

               Texas                                  74-0694415
              Delaware                                76-6145023
              Delaware                                76-6145024
    (State or other jurisdiction                   (I.R.S. Employer
 of incorporation or organization)               Identification Nos.)


           1111 Louisiana                           Hugh Rice Kelly
        Houston, Texas 77002               Executive Vice President, General
           (713) 207-3000                             Counsel and
 (Address, including zip code, and                Corporate Secretary
             telephone                              1111 Louisiana
  number, including area code, of                Houston, Texas 77002
         each registrant's                          (713) 207-3000
    principal executive offices)          (Name, address, including zip code,
                                         and telephone number, including area
                                          code, of agent for service for each
                                                      registrant)

                               ----------------

                                  Copies to:
          Margo S. Scholin                        Steven R. Loeshelle
       Baker & Botts, L.L.P.                     Dewey Ballantine LLP
           910 Louisiana                      1301 Avenue of the Americas
          One Shell Plaza                    New York, New York 10019-6092
     Houston, Texas 77002-4995                      (212) 259-8000
           (713) 229-1234

                               ----------------

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            Proposed       Proposed
                                            Maximum        Maximum
 Title of Each Class of                  Offering Price   Aggregate      Amount of
    Securities to be       Amount to be  Per Unit (1),  Offering Price  Registration
       Registered         Registered (1)    (2), (3)    (1), (2), (3)       Fee
------------------------------------------------------------------------------------
Junior Subordinated Debt
 Securities of Houston
 Industries Incorporated
 ("Debt Securities")....
------------------------------------------------------------------------------------
Trust Preferred
 Securities of HI Trust
 I and HI Trust II
 ("Preferred
 Securities")...........
------------------------------------------------------------------------------------
Guarantee of Preferred
 Securities of HI Trust
 I and HI Trust II by
 Houston Industries
 Incorporated
 ("Guarantee")..........
------------------------------------------------------------------------------------
TOTAL...................   $500,000,000       100%       $500,000,000     $139,000
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and distributions, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) There are being registered hereunder such indeterminate number or amount of Debt Securities of Houston Industries Incorporated and Preferred Securities of HI Trust I and HI Trust II, as may from time to time be issued at indeterminate prices. Debt Securities may be issued and sold to HI Trust I and HI Trust II, in which event such Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of HI Trust I and HI Trust II and the distribution of assets thereof.
(3) Houston Industries Incorporated is also registering under this Registration Statement all other obligations that it may have with respect to Preferred Securities issued by HI Trust I and HI Trust II. No separate consideration will be received for the Guarantee or any other such obligations.

                               ----------------

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to Completion, dated January 15, 1999

Prospectus

                                  $500,000,000

                        Houston Industries Incorporated
                      Junior Subordinated Debt Securities

                                   HI Trust I
                                  HI Trust II
 Trust Preferred Securities fully and unconditionally guaranteed, as set forth herein, by
                        Houston Industries Incorporated


Houston Industries Incorporated                The Trusts
1111 Louisiana
Houston, Texas 77002        HI Trust I and HI Trust II are subsidiaries of
(713) 207-3000           Houston Industries Incorporated. The Trusts are
                         statutory business trusts created under Delaware law.
                         They exist for the purpose of issuing trust preferred securities.


 The information in
 this prospectus is
 not complete and may                         The Offering
 be changed. We may
 not sell these           Junior Subordinated Debt Securities
 securities until the
 registration               By this prospectus, the Company may offer junior
 statement filed with    subordinated debt securities. The Company's
 the Securities and      obligations under these debt securities will be
 Exchange Commission     unsecured and subordinate and junior in right of
 is effective. This      payment to all other Senior Debt (as defined herein)
 prospectus is not an    of the Company. The Company may issue and sell these
 offer to sell these     junior subordinated debt securities to the Trusts in
 securities and it is    connection with the Trusts' investment of proceeds
 not soliciting an       from the sale of their trust preferred securities and
 offer to buy these      common securities. Under certain circumstances the
 securities in any       Trusts may be dissolved and these junior subordinated
 state where the         debt securities will be distributed to holders of the
 offer or sale is not    Trusts' trust preferred securities.
 permitted.

                          Trust Preferred Securities
 We will provide
 additional terms of        By this prospectus, the Trusts may offer and sell
 our securities in       trust preferred securities representing undivided
 one or more             beneficial interests in the assets of the issuing
 supplements to this     Trust. The Trusts will use the proceeds from the sale
 prospectus. You         of their trust preferred securities and common
 should read this        securities to purchase junior subordinated debt
 prospectus and the      securities of the Company.
 related prospectus
 supplement carefully     Guarantee
 before you invest in
 our securities. This       The Company will fully and unconditionally
 prospectus may not      guarantee the Trusts' payment obligations with
 be used to offer and    respect to their trust preferred securities on the
 sell our securities     terms described in this prospectus and the
 unless accompanied      accompanying prospectus supplement.
 by a prospectus
 supplement.


   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is         , 1999

                               TABLE OF CONTENTS

                                   Prospectus

   About this Prospectus....................................................   2
   Where You Can Find More Information......................................   3
   Disclosure Regarding Forward-looking Statements..........................   4
   The Company..............................................................   4
   Ratio of Earnings to Fixed Charges.......................................   5
   Use of Proceeds..........................................................   5
   The Trusts...............................................................   5
   Description of the Preferred Securities..................................  10
   Description of the Preferred Securities Guarantees.......................  11
   Description of the Junior Subordinated Debt Securities...................  14
   Plan of Distribution.....................................................  21
   Legal Matters............................................................  22
   Experts..................................................................  22

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. By using this process, we may offer the securities described in this prospectus in one or more public offerings with a total aggregate initial offering price of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

   You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is current only as of the date of this prospectus.

   We have not included separate financial statements of the Trusts in this prospectus. We do not consider that such financial statements would be material to holders of the Trusts' trust preferred securities because:

  . Each Trust is a newly created special purpose entity;

  . Each Trust has no operating history or independent operations; and

  . Neither Trust is engaged in nor does it propose to engage in any activity other than holding the Junior Subordinated Debt Securities (as defined herein), issuing the Trust Securities (as defined herein) and any other activity related thereto or specifically authorized by the Trust's Declaration (as defined herein).

   Furthermore, taken together, the Company's obligations under the Junior Subordinated Debt Securities, the Indenture, the Declarations and the Preferred Securities Guarantees (each, as defined herein) provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trusts' preferred securities. See "The Trusts," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities." In addition, we do not expect that the Trusts will file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports and other information with the Commission. You may read and copy any document we file with the Commission at the Commission's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549, at the regional offices of the Commission located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information regarding the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings are also available to the public on the Commission's Internet site located at http://www.sec.gov. In addition, you may inspect our reports at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

   The Commission allows us to "incorporate by reference" into this prospectus the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or a prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference into this prospectus the following documents that the Company has filed with the Commission and the Company's future filings with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the offering of the securities offered hereby is completed:

  . The Company's Annual Report on Form 10-K for its fiscal year ended
    December 31, 1997;

  . The Company's Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998; and

  . The Company's Current Report on Form 8-K filed with the Commission on
    October 21, 1998.

   This prospectus is part of a registration statement we have filed with the Commission relating to our securities. As permitted by Commission rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the Commission. You should read the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the Commission's Public Reference Room or through its web site.

   You may also obtain a copy of our filings with the Commission at no cost, by writing to or telephoning us at the following address:

                        Houston Industries Incorporated
                                 1111 Louisiana
                              Houston, Texas 77002
                           Attn: Corporate Secretary
                                 (713) 207-3000

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   Statements contained in this prospectus and any accompanying prospectus supplement, including the documents that are incorporated by reference as set forth in "Where You Can Find More Information," that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to management. The Company and the Trusts caution that assumptions, projections, expectations, intentions or beliefs about future events may and often do vary materially from actual results and the differences between assumptions, projections, expectations, intentions or beliefs and actual results can be material. Accordingly, there can be no assurance actual results will not differ materially from those expressed or implied by forward-looking statements.

   The following are some of the factors that could cause actual results to differ from those expressed or implied in the forward-looking statements contained herein:

  . state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate restructuring and affect the speed and degree to which competition enters the electric and natural gas industries;

  . industrial, commercial and residential growth in our service territories;

  . the weather and other natural phenomena;

  . the timing and extent of changes in commodity prices and interest rates;

  . changes in environmental and other laws and regulations to which the Company and its subsidiaries are subject or other external factors over which the Company has no control;

  . the results of financing efforts;

  . growth in opportunities for the Company's subsidiaries and diversified operations;

  . risks incidental to the Company's overseas operations (including the effects of fluctuations in foreign currency exchange rates);

  . the effect of the Company's accounting policies; and

  . other factors discussed in this and other filings by the Company with the Commission.

   When used in the Company's documents, the words "anticipate," "estimate," "expect," "forecast," "goal," "objective," "projection" or similar words are intended to identify forward-looking statements.

                                  THE COMPANY

   Houston Industries Incorporated (the "Company") is a diversified international energy services company. Houston Lighting & Power Company, the Company's electric utility division, serves approximately 1.6 million customers in the City of Houston, Texas, and surrounding areas of the Texas Gulf Coast. NorAm Energy Corp. ("NorAm"), the Company's largest subsidiary, is a natural gas utility serving over 2.8 million customers in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. NorAm, through its subsidiaries, is also a major interstate natural gas pipeline company and a provider of energy marketing services.

   The Company's other principal subsidiaries include (i) Houston Industries Energy, Inc., which participates in the privatization of foreign generating and distribution facilities and the development and acquisition of foreign independent power projects and (ii) Houston Industries Power Generation, Inc., which participates in the acquisition, development and operation of domestic non-rate regulated power generation facilities.

   The Company, subject to certain limited exceptions, is exempt from regulation as a public utility holding company pursuant to Section 3(a)(2) of the Public Utility Holding Company Act of 1935, as amended.

   The Company's executive offices are located at Houston Industries Plaza, 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-3000).

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                         Nine Months
                                            Ended
                                        September 30, Year Ended December 31,
                                        ------------- ------------------------
                                         1998   1997  1997 1996 1995 1994 1993
                                        ------ ------ ---- ---- ---- ---- ----
Ratio of earnings from continuing
 operations to fixed charges before
 cumulative effect of change in
 accounting (1)(2).....................   1.97   3.05 2.41 2.76 2.71 2.89 2.78

--------
(1) The Company believes that the ratios for the nine-month periods are not necessarily indicative of the ratios for the twelve-month periods due to the seasonal nature of the Company's business and adjustments to the Company's financial statements resulting from its acquisition of NorAm on August 6, 1997.
(2) Includes the results of NorAm from the date of its acquisition which was accounted for under the purchase method.

                                USE OF PROCEEDS

   Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that any net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and the repayment or refinancing of the Company's indebtedness, including inter-company indebtedness.

   Each Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities from the Company.

                                   THE TRUSTS

   HI Trust I and HI Trust II (each a "Trust", and collectively the "Trusts") are statutory business trusts created on January 11, 1999, under the Delaware Business Trust Act (the "Business Trust Act") pursuant to separate declarations of trust among the Trustees (as defined herein) of each Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration" and together, the "Declarations") as of the date the respective Trust initially issues trust preferred securities representing preferred undivided beneficial interests in the assets of such Trust (the "Preferred Securities"). Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

   The following description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the registration statement of which this prospectus is a part, and the Trust Indenture Act.

   The address of the principal office of each Trust is c/o Houston Industries Incorporated, 1111 Louisiana, Houston, Texas 77002, and the telephone number of each Trust at such address is (713) 207-3000.

Preferred Securities

   Upon issuance of any Preferred Securities by a Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such Trust. The Company will, directly or indirectly, acquire common securities representing common undivided beneficial interests in the assets of each Trust (the "Common

Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to 3% of the total capital of such Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined under "--Events of Default") under the Declaration of a Trust occurs and is continuing, the holders of Preferred Securities of such Trust will have a priority over holders of the Common Securities of such Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) the holders of Common Securities have the exclusive right to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each Trust exists for the purposes of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of its Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto or are specifically authorized in its Declaration. The rights of the holders of the Preferred Securities of a Trust, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

Powers and Duties of Trustees

   The number of trustees (the "Trustees") of each Trust will initially be five. Three of the Trustees (the "Regular Trustees") are individuals who are officers, directors or employees of the Company. The fourth Trustee is The Bank of New York, which is unaffiliated with the Company and serves as the property trustee (the "Property Trustee") and acts as the indenture trustee under the Declaration for purposes of the Trust Indenture Act. The fifth Trustee is The Bank of New York (Delaware) which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by a Trust will be owned by and held of record in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities of such Trust, and the Property Trustee will have the legal power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to such Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by a Trust for the benefit of the holders of its Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by The Bank of New York (the "Guarantee Trustee"), acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this prospectus and any accompanying prospectus supplement, the term "Property Trustee" with respect to a Trust refers to The Bank of New York acting either in its capacity as a Trustee under the related Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by such Trust or in its capacity as the Guarantee Trustee under the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all of the Common Securities of each Trust, will have the exclusive right to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees will be, except under certain circumstances, at least five and the majority of Trustees will be Regular Trustees. The term of a Trust will be set forth in the applicable prospectus supplement but may dissolve earlier as provided in the applicable Declaration.

   The duties and obligations of the Trustees of a Trust will be governed by the Declaration of such Trust, the Business Trust Act and the Trust Indenture Act. Under its Declaration, each Trust will not, and the Trustees will cause such Trust not to, engage in any activity other than in connection with the purposes of such Trust or other than as required or authorized by the related Declaration. In particular, each Trust will not and the Trustees will cause each Trust not to (a) invest any proceeds received by such Trust from holding the Junior Subordinated Debt Securities purchased by such Trust but shall promptly distribute from the Property Account all such proceeds to holders of its Trust Securities pursuant to the terms of the related Declaration and of its

Trust Securities; (b) acquire any assets other than as expressly provided in the related Declaration; (c) possess property of such Trust for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such Trust or the terms of its Trust Securities in any way whatsoever, except as expressly provided in the related Declaration;
(f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money; (h) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") or exercising any trust or power conferred upon the Indenture Trustee with respect to the Junior Subordinated Debt Securities deposited in such Trust as trust assets; (i) waive any past default that is waivable under the Indenture; (j) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of all of the Junior Subordinated Debt Securities deposited in such Trust as trust assets, without, in the case of clauses (h),
(i) and (j), obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding Trust Securities of such Trust; (k) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities deposited in such Trust as trust assets, where such consent is required, unless in the case of this clause (k) the Property Trustee shall have received an opinion of counsel experienced in such matters to the effect that such amendment, modification or termination will not cause more than an insubstantial risk that for United States federal income tax purposes such Trust will not be classified as a grantor trust; (l) take or consent to any action that would result in the placement of a lien, pledge, charge, mortgage or other encumbrance on any of the property of such Trust; (m) vary the investment (within the meaning of Treasury Regulation Section 301.7701-4(c)) of such Trust or of the holders of its Trust Securities; (n) after the issuance of its Preferred Securities, enter into any contract or agreement (other than any depositary agreement or any agreement with any securities exchange or automated quotation system) that does not expressly provide that the holders of such Preferred Securities, in their capacities as such, have limited liability (in accordance with the provisions of the Business Trust Act) for the liabilities and obligations of such Trust or (o) revoke any action previously authorized or approved by a vote of the holders of its Preferred Securities except by subsequent vote of such holders.

Books and Records

   The books and records of each Trust will be maintained at the principal office of such Trust and will be open for inspection by a holder of Preferred Securities of such Trust or his authorized representative for any purpose reasonably related to his interest in such Trust during normal business hours.

Voting

   Holders of Preferred Securities generally will have limited voting rights, relating only to the modification of the Preferred Securities and, under certain circumstances, to the exercise of a Trust's rights as holder of the Junior Subordinated Debt Securities and the Preferred Securities Guarantee. The holders of the Preferred Securities will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the holders of the Common Securities.

The Property Trustee

   The Property Trustee, for the benefit of the holders of the Trust Securities of a Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of an Indenture Event of Default (as defined herein under "Description of the Junior Subordinated Debt Securities--Indenture Events of Default"). The Property Trustee will also be authorized to enforce the rights of holders of the Preferred Securities of a Trust under the related Preferred Securities Guarantee. If any Trust's failure to make distributions on the Preferred Securities of such Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such

Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. If a Declaration Event of Default has occurred and is continuing, then the holders of at least a majority in liquidation amount of the Preferred Securities of a Trust will have the right to direct the Property Trustee for such Trust with respect to certain matters under the related Declaration and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debt Securities, any holder of Preferred Securities, to the extent permitted by applicable law, may, after a period of 30 days has elapsed from such Holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce such rights without first instituting any legal proceeding against the Property Trustee or any other person. Notwithstanding the foregoing, if a Declaration Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, or premium, if any, on the applicable series of Junior Subordinated Debt Securities on the date such interest, principal or premium is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of, or premium, if any, or interest on the applicable series of Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Holder Direct Action") on or after the respective due date specified in the applicable series of Junior Subordinated Debt Securities. In connection with such Holder Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Holder Direct Action. Except as expressly provided in the preceding sentences or in the applicable prospectus supplement, the holders of Preferred Securities of such Trust will not be able to exercise directly any other remedy available to the holders of the applicable series of Junior Subordinated Debt Securities.

Distributions

   Pursuant to each Declaration, distributions on the Preferred Securities of a Trust must be paid on the dates payable to the extent that the Property Trustee for such Trust has cash on hand in the applicable Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in such Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in a Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such Trust. Under each Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in a Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a Trust is guaranteed by the Company as and to the extent set forth under "Description of the Preferred Securities Guarantees." A Preferred Securities Guarantee is a guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the applicable Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal, or premium, if any, on the Junior Subordinated Debt Securities deposited in a Trust as trust assets. As used in this prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of a Trust according to the aggregate liquidation amount of the Trust Securities of such Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the related Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such Trust outstanding.

Events of Default

   If an Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Debt Securities deposited in a Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such Trust will occur and be continuing, with respect to any outstanding Trust Securities of such Trust. In such event, each Declaration provides that the holders of Common Securities of such Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such Trust have been cured or waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the Preferred Securities of such Trust have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of such Trust is waived by the holders of the Preferred Securities of such Trust as provided in the Declaration, the holders of Common Securities of such Trust pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to such Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of such Common Securities. The Property Trustee shall notify each holder of Preferred Securities of a Trust of any notice of default with respect to the related Junior Subordinated Debt Securities, unless such default has been cured before the giving of such notice or the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers (as that term is defined in the applicable Declaration) of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Trust Securities of such Trust.

Record Holders

   Each Declaration provides that the Trustees of such Trust may treat the person in whose name a certificate representing its Preferred Securities is registered on the books and records of such Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trustees of such Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a prospectus supplement, Preferred Securities will be represented by one or more global certificates registered on the books and records of such Trust in the name of a depositary (the "Depositary") named in an accompanying prospectus supplement or its nominee. Under each Declaration:

     (i) such Trust and the Trustees thereof will be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the issuance of definitive certificates representing the Preferred Securities, will have no obligation to persons owning a beneficial interest in Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

     (ii) the rights of Preferred Security Beneficial Owners will be exercised only through the Depositary (or any successor depositary) and will be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under each Declaration will be given to, and all distributions on such Preferred Securities will be given or made to, the Depositary (or its successor).

   The specific terms of the depositary arrangement with respect to the Preferred Securities of a Trust will be disclosed in the applicable prospectus supplement.

Debts and Obligations

   In each Declaration, the Company has agreed to pay all debts and obligations (other than with respect to the related Trust Securities) and all costs and expenses of the applicable Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any Trust or any other person before proceeding against the Company. The Company will be subrogated to all rights of a Trust in respect of any amounts paid to any Creditor by the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   Each Trust may issue, from time to time, only one series of Preferred Securities having terms described in the prospectus supplement relating thereto. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the prospectus supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such Trust, the date or dates upon which such distributions will be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on the Preferred Securities issued by such Trust will be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Trust will be cumulative, (v) the amount or amounts which will be paid out of the assets of such Trust to the holders of Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust, (vi) the obligation or right, if any, of such Trust to purchase or redeem Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Trust will or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified actions or amendments to the Declaration of such Trust, (viii) terms for any conversion or exchange into other securities (ix) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the Junior Subordinated Debt Securities and (x) any other relevant, terms, rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Trust consistent with the Declaration of such Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the prospectus supplement relating thereto.

   In connection with the issuance of the Preferred Securities, each Trust will issue one series of Common Securities. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as set forth therein. The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. The Common Securities issued by a Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of such Trust. All of the Common Securities issued by a Trust will be directly or indirectly owned by the Company.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

   The payment of periodic cash distributions with respect to the Preferred Securities of each Trust out of moneys held by the Property Trustee of each Trust, and payments on liquidation of each Trust and redemption of Preferred Securities of each Trust, will be fully and unconditionally guaranteed by the Company as described herein (each such guarantee, a "Preferred Securities Guarantee"). Set forth below is a summary of the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto (the "Guarantee Trustee"), for the benefit of holders of the Preferred Securities of the applicable Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

General

   Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by such Trust), as and when due, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a Trust to the extent not paid or made by or on behalf of such Trust will be subject to such Preferred Securities Guarantee (without duplication): (i) any accumulated and unpaid distributions on such Preferred Securities, and the redemption price, including all accumulated and unpaid distributions to, but excluding, the date of redemption, with respect to such Preferred Securities called for redemption by such Trust but if and only to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal, or premium, if any, on the Junior Subordinated Debt Securities deposited in such Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of such Preferred Securities in exchange for Preferred Securities or the redemption of all of such Preferred Securities upon the maturity or redemption of the Junior Subordinated Debt Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Trust has funds on hand legally available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Trust as required by applicable law (the "Guarantee Payments"). The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of such Preferred Securities or by causing the applicable Trust to pay such amounts to such holders.

   The Preferred Securities Guarantee is a guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal, or premium, if any, on the Junior Subordinated Debt Securities deposited in the applicable Trust as trust assets. If the Company does not make interest, principal or premium, if any, payments on the Junior Subordinated Debt Securities deposited in the applicable Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such Trust and the Trust will not have funds available therefor.

   The Company's obligations under the Declaration for each Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by such Trust, the Junior Subordinated Debt Securities purchased by such Trust and the Indenture, in the aggregate, will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such Trust.

Certain Covenants of the Company

   In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Trust remain outstanding, the Company will not (i) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (e) purchases of the Company's common stock related to the issuance of the Company's common stock or rights under any of the Company's benefit plans for its directors, officers or employees, any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's affiliates for such affiliates' directors, officers or employees), (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities deposited in such Trust or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (other than pursuant to a Preferred Securities Guarantee) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities deposited in such Trust, if at such time (x) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (y) there shall have occurred any Declaration Event of Default under the applicable Declaration or (z) the Company shall have given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities deposited in such Trust as trust assets and such period, or any extension thereof, is continuing. In addition, so long as any Preferred Securities of a Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities of such Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the applicable Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use reasonable efforts to cause such Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities to the holders of such Preferred Securities as provided in the applicable Declaration.

Amendments and Assignment

   Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities in any material respect (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the Company and the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee.

Termination of the Preferred Securities Guarantee

   Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable Trust
(i) upon full payment of the redemption price of all Preferred Securities of such Trust, (ii) upon distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities of such Trust in exchange for all of the Trust Securities issued by such Trust or (iii) upon full payment of the amounts payable in accordance with the applicable Declaration upon liquidation of such Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Trust must restore payment of any sums paid with respect to such Preferred Securities or under such Preferred Securities Guarantee.

Status of the Preferred Securities Guarantee

   The Company's obligation under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock (other than the most senior preferred stock issued, from time to time, if any, by the Company, which preferred stock will rank pari passu with each Preferred Securities Guarantee) now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock (other than the most senior preferred stock issued, from time to time, if any, by the Company). The Company's obligations under each Preferred Securities Guarantee will rank pari passu with respect to obligations under other guarantee agreements which it may enter into from time to time to the extent that (i) such agreements shall be entered into in substantially the form of the Preferred Securities Guarantee and provide for comparable guarantees by the Company of payment on preferred securities issued by other trusts, partnerships or other entities affiliated with the Company that are financing vehicles of the Company and (ii) the debentures or other evidences of indebtedness of the Company relating to such preferred securities are junior subordinated, unsecured indebtedness of the Company. The Company's obligations under each Preferred Securities Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries and is recognized as such. Each Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

   Each Preferred Securities Guarantee will constitute a guarantee of payment and not merely of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with the Guarantee Trustee, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable Trust. The Guarantee Trustee will have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities issued by the applicable Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the related Preferred Securities Guarantee or exercising any trust or other power conferred upon the Guarantee Trustee under such Preferred Securities Guarantee. If the Guarantee Trustee fails to enforce such Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee without first instituting a legal proceeding against the applicable Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the applicable Preferred Securities Guarantee for such payment without first instituting a legal proceeding against the applicable Trust, the Guarantee Trustee or any other person or entity.

Miscellaneous

   The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each Preferred Securities Guarantee and as to any default in such performance. The Company is required to file annually with the Guarantee Trustee an officers' certificate as to the Company's compliance with all conditions under each Preferred Securities Guarantee.

   The Guarantee Trustee, prior to the occurrence of an event of default under a Preferred Securities Guarantee and after the curing or waiving of all events of default that may have occurred, will undertake to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee, and no implied covenants will be read into such Preferred Securities Guarantee. After a default with respect to a Preferred Securities Guarantee has occurred, the Guarantee Trustee shall exercise such of the rights and powers vested in it by such Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the rights or powers vested in it by a Preferred Securities Guarantee at the request or direction of any holder of the applicable Preferred Securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

   Each Preferred Securities Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

   The Company may issue from time to time one or more series of Junior Subordinated Debt Securities ("Junior Subordinated Debt Securities") under a Junior Subordinated Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). The Indenture will be qualified under the Trust Indenture Act. The form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and article references used herein are references to provisions of the Indenture.

General

   The Junior Subordinated Debt Securities will be unsecured junior subordinated obligations of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. The Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

   The Indenture does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

   In the event Junior Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Trust at the election of the Company or upon the occurrence of certain events described in the prospectus supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to each Trust in connection with the issuance of the Trust Securities by such Trust.

   Reference is made to the prospectus supplement which will accompany this prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities of such series): (i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount, purchase price and premium, if any; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right to shorten, extend or defer such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend or defer the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(viii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of the holder thereof and the period or periods for which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the terms and conditions upon which, such Junior Subordinated Debt Securities will be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any exchangeability, conversion or prepayment provisions of the Junior Subordinated Debt Securities;
(x) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts;
(xi) the form of such Junior Subordinated Debt Securities; (xii) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities will be issuable; (xiii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to such series, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiv) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.01)

   Unless otherwise indicated in the prospectus supplement relating thereto, the Junior Subordinated Debt Securities will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Securities may be presented for exchange and Junior Subordinated Debt Securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Junior Subordinated Debt Securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Junior Subordinated Debt Securities.

   Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

Certain Covenants of the Company Applicable to the Junior Subordinated Debt Securities

   If Junior Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, the Company will covenant in the Indenture that, so long as the Preferred Securities issued by the applicable Trust remain outstanding, the Company will not (i) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (e) purchases of the Company's common stock related to the issuance of the Company's common stock or rights under any of the Company's benefit plans for its directors, officers, employees, any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's affiliates for such affiliates' directors, officers or employees),
(ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that, ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities deposited in such Trust or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (other than pursuant to a Preferred Securities Guarantee) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities deposited in such Trust, if at such time (x) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (y) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debt Securities deposited in such Trust as Trust assets or (z) the Company shall have given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities deposited in such Trust as Trust assets and such period, or any extension thereof, is continuing. In addition, if Junior Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, for so long as any Preferred Securities issued by the applicable Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the applicable Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable Trust, (ii) to comply fully with all of its obligations and agreements contained in the related Declaration and (iii) to use reasonable efforts to cause the applicable Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities to holders of Preferred Securities issued by the applicable Trust as provided in the related Declaration.

Subordination

   The payment of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will, to the extent and in the manner set forth in the Indenture, be subordinated and junior in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Debt of the Company whether outstanding on the date of this prospectus or thereafter incurred.

   Upon any payment by the Company or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Junior Subordinated Debt Securities.

   In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Debt, or in the event that the maturity of any Senior Debt has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Junior Subordinated Debt Securities until such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Debt shall have been discharged or paid in full.

   In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, then no payments shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Junior Subordinated Debt Securities until the holders of all Senior Debt outstanding at the time of such acceleration shall receive payment in full of such Senior Debt (including any amounts due upon acceleration).

   In the event that, notwithstanding the foregoing, any payment shall be received by the Indenture Trustee or any holder of Junior Subordinated Debt Securities when such payment is prohibited by the preceding paragraphs, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear.

   By reason of such subordination, in the event of insolvency of the Company, funds that would otherwise be payable to holders of Junior Subordinated Debt Securities will be paid to the holders of Senior Debt of the Company to the extent necessary to pay such Senior Debt in full, and the Company may be unable to meet fully its obligations with respect to the Junior Subordinated Debt Securities.

   "Debt" is defined to mean, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) all obligations of such person in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto) issued on the account of such person, (iv) all obligations of such person to pay the deferred purchase price of property or services, except certain trade payables, (v) all obligations of such person as lessee under capitalized leases, (vi) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt, (vii) all Debt of others guaranteed by such person to the extent such Debt is guaranteed by such person and (viii) to the extent not otherwise included in this definition, all obligations of such person for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity prices, forward contracts, options, swaps, collars and similar arrangements.

   "Senior Debt" is defined to mean the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of the Indenture; provided that such Senior Debt shall not include (i) Debt of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse and (ii) any other Debt of the Company which by the terms of the instrument creating or evidencing the same is specifically designated as being subordinated to or pari passu with the Junior Subordinated Debt Securities, and in particular the Junior Subordinated Debt Securities shall rank pari passu with all other debt securities and guarantees issued to any trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company in connection with an issuance of preferred securities by such financing entity.

Indenture Events of Default

   The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities:

     (a) failure for 30 days to pay interest on the Junior Subordinated Debt Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

     (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

     (c) failure for 30 days to pay any sinking fund or analogous fund payment with respect to the Junior Subordinated Debt Securities of such series;

     (d) failure to duly observe or perform, in any material respect, any other covenant or agreement contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Securities of such series;

     (e) certain events in bankruptcy, insolvency or reorganization of the Company; or

     (f) any other Indenture Event of Default applicable to the Junior Subordinated Debt Securities of such series. (Section 6.01)

   In each and every such case, unless the principal of all the Junior Subordinated Debt Securities of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01)

   The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to such series. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of such series may rescind and annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06)

   The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may, on behalf of the holders of all the Junior Subordinated Debt Securities of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of the Junior Subordinated Debt Securities of that series. (Section 6.06) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03)

   If Junior Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities of such Trust, then under the applicable Declaration an Indenture Event of Default with respect to such series of Junior Subordinated Debt Securities will constitute a Declaration Event of Default. If a Declaration Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, or premium, if any, on the applicable series of Junior Subordinated Debt Securities on the date such interest, principal or premium is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Trust may directly institute a Holder Direct Action on or after the respective due date specified in the applicable series of Junior Subordinated Debt Securities (see "The Trusts--The Property Trustee"). In connection with such Holder Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Holder Direct Action. Except as expressly provided in the preceding sentences or in the applicable prospectus supplement, the holders of Preferred Securities of such Trust will not be able to exercise directly any other remedy available to the holders of the applicable series of Junior Subordinated Debt Securities.

Modification of the Indenture

   From time to time the Company and the Indenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend the Indenture or indentures supplemental thereto for one or more of the following purposes: (a) to evidence the succession of another corporation or other entity to the Company under the Indenture and the Junior Subordinated Debt Securities and the assumption by such successor corporation or other entity of the obligations of the Company thereunder; (b) to add further covenants, restrictions, conditions or provisions for the protection of the holders of Junior Subordinated Debt Securities; (c) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision; (d) to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination shall become effective only after there are no such Junior Subordinated Debt Securities of any series entitled to the benefit of such provision outstanding; (e) to provide for the issuance of Junior Subordinated Debt Securities in coupon form;
(f) to evidence and provide for the acceptance of a successor trustee; (g) to qualify or maintain the qualification of the Indenture under the Trust Indenture Act; (h) to establish the form or terms of a series of Junior Subordinated Debt Securities; and (i) to make any addition, change or elimination of any provision of the Indenture that does not adversely affect the rights of any holder of Junior Subordinated Debt Securities in any material respect. (Section 9.01)

   The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debt Securities of each series affected by such modification, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Junior Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby, (i) extend the fixed maturity of the Junior Subordinated Debt Securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification. (Section 9.02)

Book-Entry and Settlement

   If any Junior Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable prospectus supplement.

   The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale

   The Indenture will provide that the Company may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with the Company unless (i) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation, limited liability company, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Junior Subordinated Debt Securities and the Indenture and
(ii) immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing. (Section 10.01)

Defeasance and Discharge

   Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of a series of the Junior Subordinated Debt Securities (except in each case for certain obligations to register the transfer or exchange of such Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) if (i) the Company irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series; (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; (iii) the Company delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and discharge and that such defeasance and discharge will not otherwise alter holders' United States federal income tax treatment of principal, premium and interest payments on such Junior Subordinated Debt Securities of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture, since such a result would not occur under current tax law); (iv) the Company has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance and discharge contemplated by such provision have been complied with; and (v) no event or condition shall exist that pursuant to the applicable subordination provisions, would prevent the Company from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities at the date of the irrevocable deposit referred to above. (Section 11.01)

Governing Law

   The Indenture and the Junior Subordinated Debt Securities will be governed by the laws of the State of New York. (Section 13.05)

Information Concerning the Indenture Trustee

   The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing of all Indenture Events of Default undertakes to perform only such duties as are specifically set forth in the Indenture and, after an Indenture Event of Default has occurred (which has not been cured or waived), shall exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered security or indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the Indenture or adequate indemnity against such risk is not reasonably assured to it. (Section 7.01)

   The Company and its subsidiaries maintain commercial banking and trust relationships with the Indenture Trustee and its affiliates.

Miscellaneous

   The Company will have the right at all times to assign any of its rights or obligations under the Indenture to an affiliate; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger, sale or conveyance permitted by the Indenture. (Section 13.11)

                              PLAN OF DISTRIBUTION

   The Company may sell any series of Junior Subordinated Debt Securities and each Trust may sell its Preferred Securities (the Junior Subordinated Debt Securities and the Preferred Securities are collectively referred to herein as the "Offered Securities") being offered hereby in any of three ways (or in any combination thereof): (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The prospectus supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such Offered Securities underwritten or purchased by each of them, the initial public offering price of such Offered Securities and the proceeds to the Company or the applicable Trust, as the case may be, from such sale, any discounts, commissions or other items constituting compensation from the Company or the applicable Trust, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   If underwriters are used in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased.

   Offered Securities may be sold directly by the Company or a Trust, as the case may be, or through agents designated by the Company or such Trust, as the case may be, from time to time. Any agent involved in the offer or sale of Offered Securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company or the applicable Trust, as the case may be, to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

   If so indicated in the prospectus supplement, the Company or the applicable Trust, as the case may be, will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase Offered Securities from the Company or the applicable Trust, as the case may be, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

   Agents and underwriters may be entitled under agreements entered into with the Company and the applicable Trust to indemnification by the Company and the applicable Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company, the applicable Trust and/or any of their affiliates in the ordinary course of business.

   Certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Securities. In connection with the offering, the underwriters or agents, as the case may be, may purchase and sell the Offered Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Offered Securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of Offered Securities than they are required to purchase from the Company or the applicable Trust, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Offered Securities sold for their account may be reclaimed by the syndicate if such Offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. For a description of these activities, see "Plan of Distribution" or "Underwriting" in the relevant prospectus supplement.

   Unless otherwise indicated in the prospectus supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange. No assurances can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

   Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the applicable Declaration and the formation of the Trusts will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trusts and the Company. The validity of the applicable Preferred Securities Guarantee and the Junior Subordinated Debt Securities offered hereby will be passed upon for the Company by Baker & Botts, L.L.P., Houston, Texas and for the Underwriters by Dewey Ballantine LLP, New York, New York. Certain legal matters may also be passed upon by Hugh Rice Kelly, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Company or by Rufus S. Scott, Vice President, Deputy General Counsel and Assistant Corporate Secretary of the Company. James A. Baker, III, a senior partner in the law firm of Baker & Botts, L.L.P., is currently a director of the Company and beneficial owner of 2,500 shares of the Company's common stock.

                                    EXPERTS

   The consolidated financial statements of the Company incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The Company estimates that expenses in connection with the offering described in this Registration Statement will be as follows:

      Securities and Exchange Commission filing fee................... $139,000
      Blue Sky expenses...............................................    5,000
      Attorney's fees and expenses....................................  140,000
      Independent Auditor's fees and expenses.........................   15,000
      Printing and engraving expenses.................................  200,000
      Rating Agency fees..............................................  128,000
      Trustee's fees and expenses.....................................    8,000
      Miscellaneous expenses..........................................    5,000
                                                                       --------
        Total......................................................... $640,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

   Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

   Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

   Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

   The Underwriting Agreement to be entered into in connection with the offering of the Securities described in this Registration Statement, will provide that the Underwriters shall indemnify the Company, its directors and certain officers of the Company against liabilities resulting from information furnished by or on behalf of the Underwriters specifically for use in the Registration Statement.

   See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

Item 16. Exhibits.

   See Index to Exhibits at page II-7.

Item 17. Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on January 14, 1999.

                                          HOUSTON INDUSTRIES INCORPORATED

                                                    /s/ Don D. Jordan
                                          By:__________________________________
                                               Don D. Jordan, Chairman and
                                                 Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                      Title                   Date

   /s/     Don D. Jordan             Chairman and Chief       January 14, 1999
-----------------------------------   Executive Officer
           Don D. Jordan              and Director
                                      (Principal
                                      Executive Officer
                                      and Director)

   /s/   Stephen W. Naeve            Executive Vice           January 14, 1999
-----------------------------------   President and Chief
         Stephen W. Naeve             Financial Officer
                                      (Principal
                                      Financial Officer)

   /s/ Mary P. Ricciardello          Vice President and       January 14, 1999
-----------------------------------   Comptroller
       Mary P. Ricciardello           (Principal Accounting
                                      Officer)

   /s/ Richard E. Balzhiser          Director                 January 14, 1999
-----------------------------------
       Richard E. Balzhiser

   /s/    Milton Carroll             Director                 January 14, 1999
-----------------------------------
          Milton Carroll

   /s/     John T. Cater             Director                 January 14, 1999
-----------------------------------
           John T. Cater

   /s/ O. Holcombe Crosswell         Director                 January 14, 1999
-----------------------------------
       O. Holcombe Crosswell

   /s/ Robert J. Cruikshank          Director                 January 14, 1999
-----------------------------------
       Robert J. Cruikshank

   /s/    Linnet F. Deily            Director                 January 14, 1999
-----------------------------------
          Linnet F. Deily

   /s/    Joseph M. Grant            Director                 January 14, 1999
-----------------------------------
          Joseph M. Grant

             Signatures                      Title                   Date

   /s/    Robert C. Hanna            Director                 January 14, 1999
-----------------------------------
          Robert C. Hanna

   /s/     Lee W. Hogan              Director                 January 14, 1999
-----------------------------------
           Lee W. Hogan

   /s/    T. Milton Honea            Director                 January 14, 1999
-----------------------------------
          T. Milton Honea

   /s/  R. Steve Letbetter           Director                 January 14, 1999
-----------------------------------
        R. Steve Letbetter

   /s/  Alexander F. Schilt          Director                 January 14, 1999
-----------------------------------
        Alexander F. Schilt

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, HI Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 14, 1999.

                                          HI Trust I

                                          By: Houston Industries Incorporated,
                                           as Sponsor

                                          By: /s/ Linda Geiger
                                            -----------------------------------
                                             Name: Linda Geiger
                                             Title: Assistant Treasurer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, HI Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 14, 1999.

                                          HI Trust II

                                          By: Houston Industries Incorporated,
                                           as Sponsor

                                          By: /s/ Linda Geiger
                                            -----------------------------------
                                             Name: Linda Geiger
                                             Title: Assistant Treasurer

                               INDEX TO EXHIBITS

                                          Report or      SEC File or
 Exhibit                                Registration     Registration  Exhibit
 Number     Document Description          Statement         Number    Reference
 ------- -------------------------   ------------------- ------------ ---------
  1.1*   Form of Underwriting
         Agreement
  4.1    Form of Junior
         Subordinated Indenture
         (the "Junior Subordinated
         Indenture") between the
         Company and The Bank of
         New York, as Trustee
  4.2.1  Declaration of Trust of
         HI Trust I
  4.2.2  Declaration of Trust of
         HI Trust II
  4.3    Form of Amended and
         Restated Declaration of
         Trust
  4.4.1  Certificate of Trust of
         HI Trust I
  4.4.2  Certificate of Trust of
         HI Trust II
  4.5    Form of Preferred
         Security (included in
         Exhibit 4.3)
  4.6*   Form of Supplemental
         Indenture to the Junior
         Subordinated Indenture
  4.7*   Form of Junior
         Subordinated Debt
         Security (included in
         Exhibit 4.6)
  4.8    Form of Preferred
         Securities Guarantee
  4.9**  Restated Articles of        Form 10-K for the      1-3187       3(a)
         Incorporation of the        year ended December
         Company (restated as of     31, 1997
         September 1997)
  4.10** Amended and Restated        Form 10-Q for the      1-3187         3
         Bylaws of the Company       quarterly period
         (adopted on September 2,    ended September 30,
         1998)                       1998
  5.1    Opinion of Baker & Botts,
         L.L.P.
  5.2.1  Opinion of Richards,
         Layton & Finger, P.A.
         relating to HI Trust I
  5.2.2  Opinion of Richards,
         Layton & Finger, P.A.
         relating to HI Trust II
  8*     Opinion of Counsel to the
         Company as to certain tax
         matters
 12.1**  Statement re: Computation   Form 10-Q for the      1-3187        12
         of Ratios                   quarterly period
                                     ended September 30,
                                     1998
 23.1    Consent of Deloitte &
         Touche LLP
 23.2    Consent of Baker & Botts,
         L.L.P. (included in
         Exhibit 5.1)
 23.3    Consent of Richards,
         Layton & Finger, P.A.
         (included in Exhibits
         5.2.1 and 5.2.2)
 25.1    Statement of Eligibility
         under the Trust Indenture
         Act of 1939, as amended
         (the "Trust Indenture
         Act"), of The Bank of New
         York, as the Trustee
         under the Junior
         Subordinated Indenture

                                          Report or      SEC File or
 Exhibit                                Registration     Registration  Exhibit
 Number     Document Description          Statement         Number    Reference
 ------- -------------------------   ------------------- ------------ ---------
 25.2    Statement of Eligibility
         under the Trust Indenture
         Act of The Bank of New
         York, as Property
         Trustee, relating to HI
         Trust I
 25.3    Statement of Eligibility
         under the Trust Indenture
         Act of The Bank of New
         York, as Property
         Trustee, relating to HI
         Trust II
 25.4    Statement of Eligibility
         under the Trust Indenture
         Act of The Bank of New
         York, as Guarantee
         Trustee, relating to HI
         Trust I
 25.5    Statement of Eligibility
         under the Trust Indenture
         Act of The Bank of New
         York, as Guarantee
         Trustee, relating to HI
         Trust II

--------
 * To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).
** Incorporated herein by reference as indicated.